Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PHC, Inc.
Peabody, MA.

We hereby consent to the  incorporation by reference in the  Registration Statements on Form S-3 (Nos. 333-2246, 333-41494, 333-76137, 333-117146 and 222-141431) and Form S-8 (Nos. 333-123842 and  333-149579) of PHC, Inc. and subsidiaries of our report dated October 2, 2009, relating to the consolidated  financial statements which appear in this Annual Report on Form 10-K, as amended, for the year ended June 30, 2009.

/s/  BDO Seidman, LLP
Boston, MA
October 2, 2009